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             AIR EXPRESS INTERNATIONAL CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)
                          Year Ended December 31, 1994
                    (In thousands, except per share amounts)

                              Air Express                Purchase
                             International    RADIX     Accounting
                               12/31/94     01/31/95    Adjustments    Pro forma


Revenues                       $997,379      $75,866        $    -   $1,073,245

Operating expenses:
   Transportation               707,338       44,168             -      751,506
   Terminal                     151,769       19,591             -      171,360
   Selling, general
    and administrative          100,027       10,903     (2)  (380)     110,550

Operating income                 38,245        1,204           380       39,829

Other income (expense):
   Interest expense, net         (3,201)        (346)            -       (3,547)
    Other, net                    1,735            -             -        1,735
                                 (1,466)        (346)            -       (1,812)
Income before provision
  for income taxes               36,779          858           380       38,017

Provision for income taxes       14,160          289     (3)   390       14,839
Net income                     $ 22,619      $   569        $  (10)  $   23,178

Income per common share:
   Primary                     $   1.28                              $     1.25
   Fully diluted               $   1.21                              $     1.19

Weighted average number of
  common shares (000):
   Primary                       17,630                                  18,610
   Fully diluted                 21,036                                  22,016

                                     EX99-E

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